HAMPSHIRE GROUP, LIMITED
                             215 Commerce Boulevard
                               Anderson, SC 29625
                                October 17, 2002

Dear Fellow Stockholders:

     We cordially invite you to attend a Special Meeting of Stockholders of Hampshire Group, Limited on Thursday, November 21, 2002. The meeting will begin at 10:00 a. m., at JPMorgan, 1411 Broadway, Floor 5 - Boardroom, New York, New York.

     The official Notice of Special Meeting, proxy statement and the accompanying proxy are enclosed with this letter. The Notice of Special Meeting and Proxy Statement describe the formal business to be transacted at the Special Meeting.

     This Special Meeting of Stockholders is being held in order to vote upon the Hampshire Group, Limited Management Incentive Bonus Plan.

     The vote of every Stockholder is important. To ensure proper representation of your shares at the meeting, please complete, sign and date the enclosed Proxy Card and return it as soon as possible, even if you currently plan to attend the Special Meeting. This will not prevent you from voting in person but will ensure that your vote will be counted if you are unable to attend.

     This Proxy Statement and the accompanying proxy are first being mailed to stockholders on or about October 17, 2002. Your prompt submission of a proxy card will be greatly appreciated.

                                Sincerely,

                                /s/ Ludwig Kuttner
                                ---------------------------------
                                Ludwig Kuttner
                                Chairman of the Board, President
                                and Chief Executive Officer

                            HAMPSHIRE GROUP, LIMITED
                             215 Commerce Boulevard
                               Anderson, SC 29625

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 21, 2002


     Notice is hereby given that a Special Meeting of Stockholders of Hampshire Group, Limited, a Delaware corporation (the "Company"), will be held at 10:00 A.M. on Thursday, November 21, 2002, at JPMorgan, 1411 Broadway, Floor 5 - Boardroom, New York, New York for the following purpose:

                     To vote on the proposal to approve the
            Hampshire Group, Limited Management Incentive Bonus Plan.

     Stockholders of record at the close of business on September 30, 2002, will be entitled to receive notice of, and to vote at, the Special Meeting, or any postponements or adjournments thereof.


                                     By Order of the Board of Directors,


                                     /s/ Charles W. Clayton
                                     -------------------------
                                     Charles W. Clayton
                                     Secretary


Anderson, South Carolina
October 17, 2002


     A PROXY CARD IS ENCLOSED. TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT AS SOON AS POSSIBLE. IF YOU RETURN YOUR SIGNED PROXY CARD, YOU RETAIN YOUR RIGHT TO VOTE IF YOU ATTEND THE MEETING.

                            HAMPSHIRE GROUP, LIMITED
                             215 Commerce Boulevard
                               Anderson, SC 29625

                                 PROXY STATEMENT

                         SPECIAL MEETING OF STOCKHOLDERS

     The accompanying Proxy is solicited on behalf of the Board of Directors of Hampshire Group, Limited (the "Company") for use at Special Meeting of Stockholders (the "Special Meeting") to be held on November 21, 2002, at 10:00 A.M., JPMorgan, 1411 Broadway, Floor 5 - Boardroom, New York, New York, or at any and all adjournments or postponements thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting. This Proxy Statement and the accompanying Proxy are being mailed on or about October 17, 2002 to Stockholders of record as of September 30, 2002 (the "Record Date"). All expenses incident to the preparation and mailing of, or otherwise making available to the Stockholders the Notice, Proxy Statement and Proxy, are to be paid by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send material to their principals and the Company may reimburse them for their expenses in so doing.

                           PURPOSE OF SPECIAL MEETING

     At the Special Meeting, action will be taken on the following proposal:

                     To vote on the proposal to approve the
            Hampshire Group, Limited Management Incentive Bonus Plan.

                                PROXY INFORMATION

     Please complete, date and sign the enclosed Proxy and return it to the principal executive office of Hampshire Group, Limited, at 215 Commerce Boulevard, Anderson, South Carolina 29625, Attention: Secretary.

     Properly signed and dated Proxies received by the Company's Secretary prior to or at the Special Meeting will be voted as instructed thereon, or in the absence of such instructions will be voted as follows:

                         FOR the proposal to approve the
            Hampshire Group, Limited Management Incentive Bonus Plan.

     Any Stockholder giving the Proxy enclosed with this statement may cast a vote in person by revoking the Proxy at the Special Meeting. Any Proxy may be revoked by notice in writing to the Secretary at any time prior to the Special Meeting.

     The Company may only send one copy of the Proxy Statement to multiple shareholders that share the same address. Upon written or oral request, the Company will promptly supply such stockholders with additional copies of the Proxy Statement. Such requests should be made by contacting the Company's offices at 215 Commerce Boulevard, Anderson, SC 29625, Attention: Secretary. If stockholders sharing the same address are receiving multiple copies of annual reports or proxy statements, such stockholders can request delivery in the future of only a single copy of the annual reports or proxy statements by contacting the Company at the above address.


                      SHAREHOLDERS ENTITLED TO VOTE; QUORUM

     Holders on record of the Common Stock, par value $.10 (the "Common Stock") at the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting.

     The presence in person or by proxy of holders of record of a majority of the outstanding shares of Common Stock is required for a quorum to transact business at a Special Meeting; but if a quorum should not be present, the Special Meeting may be adjourned from time to time until a quorum is obtained. Under applicable Delaware law, abstentions will be counted for purposes of determining the existence of a quorum, but broker non-votes will not.


                            OUTSTANDING VOTING STOCK

     As of the Record Date, there were 4,717,219 shares of Common Stock, eligible to vote at the Special Meeting of Stockholders. Holders of Common Stock are entitled to one vote for each share of stock held on the Record Date.

                                    PROPOSAL

                 PROPOSAL TO ADOPT THE HAMPSHIRE GROUP, LIMITED
                        MANAGEMENT INCENTIVE BONUS PLAN

     Effective as of January 1, 2002, the Board of Directors adopted the Hampshire Group, Limited Management Incentive Bonus Plan (the "Bonus Plan") and directed that the Bonus Plan be submitted to a vote of the shareholders. If the Bonus Plan is approved by the shareholders, then, in accordance with Section 162(m) of the Internal Revenue Code the Company would receive a federal income tax deduction with respect to that portion of the award ("Bonus Award") under the Bonus Plan paid to the Chief Executive Officer and any of the four other most highly compensated executive officers which does not exceed $2,000,000 individually for any fiscal year of the Company ("Performance Period"). The primary purpose of the Bonus Plan is to provide incentives to senior executives of the Company and its subsidiaries to meet or exceed certain corporate performance goals, including levels of profitability, and thereby increase shareholders values. In addition, the Bonus Plan is intended to encourage the executives to remain in the employ of the Company and its subsidiaries. In adopting the Bonus Plan, it is the objective of the Board of Directors to enable the Company to obtain federal tax deductions in connection with Bonus Award payments to the Company's most highly compensated executive officers. The Bonus Plan will be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee will select Bonus Plan participants who will be eligible to earn Bonus Awards under the Bonus Plan. The full text of the Bonus Plan is set forth in Appendix A to this proxy statement and the following description of the Bonus Plan is qualified in its entirety by the text of the Bonus Plan.

     The Bonus Plan provides that prior to or within 90 days following the commencement of each "Performance Period" (fiscal year of the Company), the Committee may select such key employees as it deems appropriate for participation in the Bonus Plan and set the performance goals for such individuals. Bonus Plan participants will be entitled to earn a Bonus Award of incentive compensation based on the attainment of certain performance goals, selected by the Committee, during the Performance Period. Performance goals will consist of one or more of the following: earnings or earnings per share; earnings before income taxes; EBITDA or EBITDA per share; net earnings or net earnings per share (profit after taxes); inventory levels or inventory turnover; total net sales; total gross profit or total gross profit percentage; operating cash flow or free cash flow; accounts receivable (measured in terms of days sales outstanding); operating expenses; operating income; return on equity; pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis; profit before taxes or profit after taxes less the Company's cost of capital; or sales growth (gross sales or net sales). Any such goals may be new goals for every Performance Period or may consist of ongoing incentive arrangements approved for an indefinite number of Performance Periods until changed and may relate to one or any combination of two or more of corporate, group, unit, division, affiliate or individua1 performance criteria.

     No participant may receive a Bonus Award of more than $2,000,000 for any Performance Period. The Committee is authorized at any time during or after a Performance Period, in its sole and absolute discretion, to reduce or eliminate a Bonus Award payable to any participant for any reason, including changes in the position or duties of the participant, whether due to termination of employment (including death, disability or termination with or without cause) or otherwise. No reduction in a Bonus Award made to any participant shall increase the amount of the Bonus Award to any other participant.

     Following the completion of each Performance Period, the Committee will certify in writing the degree to which performance goals were achieved and the Bonus Awards were earned and are payable to participants. Each participant will receive payment of his or her Bonus Award as soon as practicable following the determination of such award by the Committee.

     If the employment of a participant terminates by reason of death or disability, then the Committee may, in its sole discretion, determine to pay all or a prorated portion of any Bonus Award relating to the Performance Period in which the participant's employment terminates. Unless such a determination is made, upon a participant's termination of employment an account of death or disability, the participant shall immediately cease participation in the Bonus Plan and shall not be entitled to earn a Bonus Award for such Performance Period. If a participant's employment with the Company terminates for any reason other than death or disability during any Performance Period, then the participant will immediately cease participation in the Bonus Plan and will not earn a Bonus Award for such Performance Period.

     The Board of Directors may at any time terminate, suspend or modify the Bonus Plan. Amendments to the Bonus Plan will require approval of the shareholders of the Company only if such approval is necessary to maintain the Bonus Plan in compliance with the requirements of Section 162(m) of the Internal Revenue Code, its successor provisions or any other applicable law or regulation.

     No Bonus Award may be earned during any suspension of the Bonus Plan or after its termination.

     The Bonus Plan became effective as of January 1, 2002, subject to approval of the shareholders. If approval of the shareholders is not obtained, then the Bonus Plan shall terminate and have no effect.

     Although any employee that the Committee determines to be a key employee is eligible to participate in the Bonus Plan, it is currently anticipated that payments under the Bonus Plan will be made only to certain senior management. There are approximately 4 members of senior management that will be eligible for participation in the Bonus Plan.

                                NEW PLAN BENEFITS

     Because the payment of annual Bonus Awards is contingent upon the achievement of certain performance goals as of the end of the Company's fiscal year, the Company cannot determine the amounts that will become payable for the fiscal year 2002 or in the future. The table below sets forth the amounts which would have been earned under the Bonus Plan for the Company's 2001 fiscal year, based on the performance goals and award levels set for the Company's 2002 fiscal year if the Bonus Plan had been in effect for the Company's 2001 fiscal year.

Name and Position                                 Dollar Value  Number of Units
-----------------                                 ------------  ---------------
Ludwig Kuttner                                      $  828,240         N/A
  Chairman, President and Chief Executive Officer

Eugene Warsaw                                       $1,100,026         N/A
  President and CEO, Hampshire Designers, Inc.

Corey Greenberg                                     $  667,872         N/A
  President, Designers Original and Segue Limited,
  Divisions of Hampshire Designers, Inc.

Michael Culang                                      $  757,190         N/A
  President, Hampshire Brands, Division of
  Hampshire Designers, Inc.


Note: Only the described employees have been selected by the Compensation Committee to participate in the Bonus Plan for 2002.


            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE HAMPSHIRE GROUP, LIMITED MANAGEMENT INCENTIVE BONUS PLAN.

                              Beneficial Ownership

     The table on the following page sets forth certain information regarding the ownership of Common Stock of the Company as of the Record Date by: (a) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock; (b) each director and named executive officer of the Company designated in the section of the Proxy Statement captioned "Executive Officers of the Registrant"; and (c) all directors and executive officers of the Company as a group. Except as otherwise indicated, all persons listed therein have: sole voting power and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law; and record and beneficial ownership with respect to their shares of Common Stock of the Company.


                           BENEFICIAL OWNERSHIP TABLE

--------------------------------------------------------------------------------
    Stockholder                                          Shares        Percent
--------------------------------------------------------------------------------
Ludwig Kuttner - Estouteville, Keene VA 22946          1,664,298(1)     35.21%
Hans W. Schmidig - Bleicherweg 39, CH-8027,
  Zurich, Switzerland                                    481,386        10.20%
Fidelity Low-Price Stock Fund - 82 Devonshire St.,
  Boston MA 02109                                        466,700         9.89%
Peter W. Woodworth - 702 Main Street, Winona MN 55987    327,203(2)      6.94%
Heartland Advisors, Inc. - 789 N. Water St.,
  Milwaukee, WI  53202                                   286,500         6.07%
Charles W. Clayton                                       118,499(3)      2.50%
Eugene Warsaw                                             91,941(4)      1.95%
H. Edward Hurley                                          25,617(5)       *
Harvey L. Sperry                                          24,239(5)       *
William W. Hodge                                           7,770(5)       *
Joel Goldberg                                              5,143(5)       *
All directors and executive officers as a group
 (nine persons)                                        2,265,030        47.43%
--------------------------------------------------------------------------------

(1) (Ludwig Kuttner) Includes 170,018 shares purchased for the account of Mr. Kuttner under the Company's Common Stock Purchase Plan for Directors and Executives (the "Common Stock Purchase Plan"), 9,701 shares issuable under presently exercisable options and 845,298 shares owned by a company controlled by Mr. Kuttner; but does not include 188,864 shares held by his spouse nor 90,000 shares held by their sons, as to which Mr. Kuttner disclaims beneficial ownership.

(2) (Peter W. Woodworth) Does not include 71,652 shares held by his spouse and 1,000 shares held by his children, as to which Mr. Woodworth disclaims beneficial ownership.

(3) (Charles W. Clayton) Includes 64,374 shares of Common Stock purchased for the account of Mr. Clayton under the Common Stock Purchase Plan, 30,125 shares of Common Stock issuable under presently exercisable options.

(4) (Eugene Warsaw) Includes 53,511 shares of Common Stock purchased for the account of Mr. Warsaw under the Common Stock Purchase Plan, 7,500 shares of Common Stock issuable under presently exercisable options and 250 shares of Common Stock held by his children.

(5) Includes shares of Common Stock purchased under the Common Stock Purchase Plan for the account of Mr. Hurley-13,887, Mr. Sperry-19,876, Mr. Hodge-4,470 and Dr. Goldberg-5,143; and shares of Common Stock issuable under presently exercisable options by Mr. Hurley-7,500 and Mr. Hodge 3,000.

(*)  Less than 1%.


                   NAMED EXECUTIVE OFFICERS OF THE REGISTRANT

     The executive officers of Hampshire Group, Limited, who are elected by and serve at the discretion of the named Board of Directors of the Company, are as follows:

--------------------------------------------------------------------------------
    Name               Age                         Office
--------------------------------------------------------------------------------
Ludwig Kuttner         56   Chairman of the Board, President and Chief
                            Executive Officer
--------------------------------------------------------------------------------
Eugene Warsaw          74   President and Chief Executive Officer,
                            Hampshire Designers, Inc.
--------------------------------------------------------------------------------
Charles W. Clayton     64   Secretary and Treasurer
--------------------------------------------------------------------------------
H. Edward Hurley       54   Executive Vice President, Hampshire Designers, Inc.
--------------------------------------------------------------------------------
William W. Hodge       50   Vice President and Chief Financial Officer
--------------------------------------------------------------------------------

     Ludwig Kuttner has been Chairman of the Board of Directors of the Company since 1979 and has served as President and Chief Executive Officer of the Company from 1979 to 1992 and 1994 through the present. Previously, he served in various capacities in the textile industry and as an owner and developer of real property.

     Eugene Warsaw has been President and Chief Executive Officer of Hampshire Designers, Inc., a subsidiary of Hampshire Group, Limited, since 1987. Prior to joining the Company, Mr. Warsaw served as President and Chief Executive Officer of the Private Label Sportswear Division of Phillips-Van Heusen and President of Sommerset Knitting Mills from 1982 to 1986.

     Charles W. Clayton has been Secretary and Treasurer of the Company since 1984. He served as Vice President of Finance and Controller from 1978 to 1983 and Chief Financial Officer from 1984 to 2000. Mr. Clayton was employed previously as an audit manager with PricewaterhouseCoopers, an international accounting firm.

     H. Edward Hurley has been Executive Vice President of Hampshire Designers, Inc. since 1993. He served as Vice President of Operations and Controller from 1986 to 1993. Formerly, he served as Controller of the Finishing Division of Springs Industries, Inc.

     William W. Hodge has been the Vice President and Chief Financial Officer of the Company since January 1, 2001. Prior to joining the Company, he served as Vice President and Chief Financial Officer of American Fast Print, Limited from 1986 to 2000 and previously as an audit manager with Ernst & Young, an international accounting firm.


                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth information regarding the compensation of the Company's Chief Executive Officer and its four next most highly compensated executive officers (the "Named Executive Officers") for the years 2001, 2000 and 1999.
                           SUMMARY COMPENSATION TABLE

----------------------------------------------------------------------------------------------
                                                                      Long-Term
                                                                    Compensation
                                                                    ------------
                                          Annual Compensation          Awards
                                  ---------------------------------  ----------
                                                       Other Annual  Securities
                                                       Compensation  Underlying    All Other
Name and Principal Office  Year   Salary     Bonus         (1)        Options    Compensation
----------------------------------------------------------------------------------------------
Ludwig Kuttner             2001  $400,000  $ 828,240        -            -         $106,800(2)
 Chairman, President and   2000   400,000    666,260     $26,652         -          106,800
 Chief Executive Officer   1999   400,000    416,418      18,325       50,000       106,400
----------------------------------------------------------------------------------------------
Eugene Warsaw              2001   350,000  1,100,026        -            -          474,214(2)(3)
 President and CEO,        2000   350,000    199,590       2,217         -          243,400
 Hampshire Designers, Inc. 1999   350,000    171,891       1,910         -            3,200
----------------------------------------------------------------------------------------------
Charles W.  Clayton        2001    72,000    107,000       5,556         -            9,300(2)
 Secretary and Treasurer   2000   144,000    180,860       9,439        5,000        16,800
 (VP and CFO through 2000) 1999   149,500     98,877       6,057       15,000        16,400
----------------------------------------------------------------------------------------------
H. Edward Hurley           2001   147,000    275,293        -            -            3,400(2)
 Executive Vice President, 2000   132,500     57,100         634        5,000         3,400
 Hampshire Designers, Inc. 1999   117,500     41,254         458         -            3,200
 ---------------------------------------------------------------------------------------------
William W. Hodge           2001   120,000     78,400       4,177       24,000          -
 Vice President and
 Chief Financial Officer
----------------------------------------------------------------------------------------------

(1) The amounts reported represent discounts on stock purchased under the Common Stock Purchase Plan.

(2) Pursuant to the terms of a deferred compensation plan, Messrs. Kuttner and Clayton were awarded contributions of $100,000 and $2,500, respectively. In addition, the Company made contributions to the Company's 401(k) Retirement Savings Plan on behalf of Messers. Kuttner, Warsaw, Clayton and Hurley in the amounts of $6,800, $3,400, $6,800 and $3,400, respectively.

(3) Mr. Warsaw's employment agreement provides for the payment of deferred compensation, after retirement, in the amount of $1,350,000. In accordance with this unfunded deferred compensation arrangement, the Company has accrued $470,814 during 2001 and $240,000 in 2000.

The following table sets forth information regarding grants of stock options made during 2001 to each of the Named Executive Officers.

                        OPTIONS GRANTS IN LAST FISCAL YEAR
---------------------------------------------------------------------------------------
                       Number of    Percent of Total
                     Securities (1)  Options Granted  Exercise or            Grant Date
                       Underlying    to Employees in  Base Price  Expiration  Present
    Name            Options Granted    Fiscal Year    (Per Share)    Date      Value (2)
---------------------------------------------------------------------------------------
William W. Hodge        3,000                            $8.00     12/31/06    $ 7,825
                        4,500                             8.00     12/31/07     12,847
                        5,000                             8.00     12/31/08     16,152
                        5,500                             8.00     12/31/09     21,926
                        6,000                             8.00     12/31/10     25,234
---------------------------------------------------------------------------------------
Total                  24,000              39%           $8.00                 $83,984
---------------------------------------------------------------------------------------

(1) The options were granted on March 1, 2001, under the Company's 1992 Stock Option Plan at the fair market value on the date of grant. The options vest and become exercisable as follows: 3,000, 4,500, 5,000, 5,500 and 6,000 on December 31, 2001, 2002, 2003, 2004 and 2005.

(2) A variant of the Black-Scholes option-pricing model was used to determine the grant date present value. In applying the model, the Company assumed a 5.12% risk-free rate of return, a 0% dividend yield, an average annualized volatility of 21.65% and an expected term from vest of 8.32 years.

     The following table sets forth information regarding the exercise of options during 2001 and the number and value of unexercised options held at year-end by each of the Named Executive Officers.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND DECEMBER 31, 2001 OPTION VALUES
------------------------------------------------------------------------------------
                                         Number of Securities  Value of Unexercised
                    Number of           Underlying Unexercised In-the-Money Options
                     Shares              Options at 12/31/01       at 12/31/01
                   Acquired on   Value      Exercisable/           Exercisable/
     Name           Exercise   Realized     Unexercisable         Unexercisable(1)
------------------------------------------------------------------------------------
Ludwig Kuttner         476     $ 2,285     9,701 / 50,000        $ 6,703 / 172,233
Eugene Warsaw       14,771      85,891     7,500 /  2,500           -    /    -
Charles W. Clayton   4,513      25,036    30,125 /  2,500         88,409 /    -
H. Edward Hurley     3,500      18,095     7,500 /  2,500           -    /    -
William W. Hodge      -           -        3,000 / 21,000         14,010 /  98,070
------------------------------------------------------------------------------------

(1) The average of the closing bid and ask price of the Company's Common Stock as reported by the NASDAQ National Market at December 31, 2001 was $12.67.

                              EMPLOYMENT AGREEMENTS

     Mr. Kuttner has an employment agreement with the Company effective January 1, 1998, which provides for an annual salary of $400,000; annual incentive compensation equal to 7% of the net after tax earnings of the Company; and an annual deferred compensation payment of $100,000. The employment agreement may be terminated by the Company or Mr. Kuttner at any time. If the Company terminates the employment agreement without cause, Mr. Kuttner would receive an amount ("severance payment") equal to: (i) his average compensation for the five calendar years preceding the year in which the termination occurs; (ii) multiplied by two; and (iii) paid in 24 equal monthly installments. Mr. Kuttner would receive an amount equal to the severance payment if he terminates his employment within 180 days after a change of control, which would include a merger where the Company did not survive, a sale by the Company of substantially all of its assets, or the election of a majority of the directors who had not been nominated by the existing board of directors. Mr. Kuttner's spouse would receive an amount equal to the severance payment if he were to die while employed by the Company. The Company carries insurance on the life of Mr. Kuttner to cover such contingency.

     Mr. Warsaw has an employment agreement with Hampshire Designers, Inc. through December 31, 2002, pursuant to which he receives a salary of $350,000 per year, plus an incentive bonus of 7% of the adjusted pre-tax income of Hampshire Designers, Inc,. The employment agreement provides for the payment of deferred compensation after Mr. Warsaw retires in the amount of $300,000 per year for the first two years and $250,000 per year for the next three years.

                            COMPENSATION OF DIRECTORS

     During 2001, the outside Directors received annual director's fees of $15,000 each. During 2001, outside Directors serving on the Audit Committee or the Investment Committee also received $15,000 and $10,000, respectively, as compensation for serving on each respective Committee. The executive officers who also serve as Directors do not receive director's fees. The Company reimburses the directors for expenses associated with attendance at the meetings of the Board of Directors and Committees.

                        COMPENSATION COMMITTEE INTERLOCKS

     Dr. Goldberg has served as a member of the Compensation Committee since 1998 and Mr. Sperry has served as a member of the Committee since March 2000. Neither member of the Committee is or has been an officer or an employee of the Company. Both Mr. Sperry and Dr. Goldberg provided consulting services to the Company during 2001.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors (the "Committee") is responsible for determining executive compensation.

     COMPENSATION OF ALL EXECUTIVES. The Committee believes that, in order to maximize the Company's profitability, the Company must attract, motivate and retain high quality executives. To this end, the Company provides its executives with competitive salaries and incentives, including equity-based compensation, intended to align the interests of executives with that of the Stockholders.

     ANNUAL COMPENSATION. Annual compensation for executives consists of a salary and an incentive bonus with emphasis on lower base salary and higher incentive bonuses. Incentive bonuses for executives of Hampshire Designers are provided by a profit incentive plan, whereby approximately 15% of pre-tax profits are allocated to the executives of Hampshire Designers, Inc., either in accordance with employment agreements, or by management with the approval of the Committee.

     Incentive bonuses for Company officers, including Mr. Kuttner, are based on annual goals established by the Committee. A major portion of the incentive bonus is based on the Company achieving profit goals established by the Committee. The incentive bonus paid to Mr. Kuttner for 2001 reflected the achievement of the established goals.

    CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Kuttner's compensation is based on his employment agreement with the Company, which provides for an annual salary of $400,000, annual incentive bonus compensation equal to 7% of net after-tax earnings of the Company and an annual deferred compensation payment of $100,000.

     LONG-TERM INCENTIVE COMPENSATION. Long-term incentive compensation consists of grants of stock options and the opportunity for key executives to use a portion of their incentive bonuses to purchase Common Stock of the Company, at a discount, pursuant to the Company's Common Stock Purchase Plan for Directors and Executives. Long-term incentive compensation awards are based on the individual responsibilities of the executive, Company financial results and financial performance of particular profit centers. Awards of stock options by the Committee are made on a subjective basis after the Committee's evaluation of an executive's performance.

     DEDUCTIBILITY OF COMPENSATION EXPENSES. Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to publicly held corporations for compensation over $1 million for its Chief Executive Officer or any of its four other highest paid executive officers. Certain "performance-based" compensation is not subject to the deduction limit if certain requirements are met. The Committee intends to administer executive compensation programs in such a way that anticipated compensation will be fully deductible under the Internal Revenue Code, including submitting plans for stockholder approval when necessary. However, the Committee believes that the benefits of having flexibility in awarding cash compensation can sometimes outweigh the lack of deductibility.


                                      COMPENSATION COMMITTEE


                                      DR. JOEL GOLDBERG, CHAIRMAN
                                      HARVEY L. SPERRY

                                PERFORMANCE GRAPH

     The following graph sets forth a comparison of the Company's stock performance, the S&P 500 Composite Index and the S&P Textiles and Apparel Index, in each case assuming an investment of $100 on December 31, 1996 and the accumulation and the reinvestment of dividends paid thereafter through December 31, 2001. The Company chose the S&P 500 Composite Index as a measure of the broad equity market and the S&P Textiles Index as a measure of its relative industry performance.

[OBJECT OMITTED]

------------------------------------------------------------
                  12/96   12/97  12/98  12/99  12/00  12/01
                  -----   -----  -----  -----  -----  -----
HAMP               100     138     98     65     58     95
S&P 500            100     131    166    198    178    155
Textile & Apparel  100      81     75     74     88     91
------------------------------------------------------------

                                  OTHER MATTERS

     The Company knows of no other business to be acted upon at the Special Meeting. However, if any business is properly presented at the Special Meeting, it is intended that the person named in such proxy in Proxy, or their substitutes, will vote such proxy in accordance with their judgment on such matters.

                  DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

     Proposals of Stockholders intended to be presented at the 2003 Annual Meeting must be received by the Company no later than December 18, 2002 to be considered for inclusion in the Company's Proxy Statement and Form of Proxy relating to that meeting. Such proposals should be addressed to: Hampshire Group, Limited, Attn.: Secretary, 215 Commerce Boulevard, Anderson, SC 29625.


                                      By order of the Board of Directors,


                                      /s/ Ludwig Kuttner
                                      --------------------------------
Anderson, South Carolina              Ludwig Kuttner
October 17, 2002                      Chairman of the Board of Directors,
                                      President and Chief Executive Officer


===============================================================================

     STOCKHOLDERS ARE URGED TO PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. YOUR COOPERATION IS GREATLY APPRECIATED.

                                                                   APPENDIX A

                            HAMPSHIRE GROUP, LIMITED
                         MANAGEMENT INCENTIVE BONUS PLAN

     1. PURPOSE. The purpose of the Hampshire Group, Limited Management Incentive Bonus Plan (the "Plan") is to provide incentives to the senior executives of Hampshire Group, Limited (the "Company") and its subsidiaries to meet or exceed certain corporate performance goals and thereby increase shareholder value and to encourage the executives to remain in the employ of the Company and its subsidiaries. Amounts paid pursuant to the Plan are intended to qualify as performance-based compensation within the meaning of Section 162(m) ("Section 162 (m)") of the Internal Revenue Code, as amended (the "Code").

     2.  DEFINITIONS.

     2.1 The capitalized terms set forth in this section and used elsewhere in the Plan shall have the meanings attributable hereto.

         a. "Award" means an award payable to a Participant pursuant to
Section 4 hereof.

         b. "Board" means the Board of Directors of the Company.

         c. "Committee" means the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan. The members of the Committee, at the time they take any action hereunder, must be "outside directors" within the meaning of Section 162(m).

         d. "Company" means Hampshire Group, Limited, a Delaware corporation. For purposes of the provisions of this Plan relating to employment of a Participant with the Company, the term "Company" shall include any subsidiary of the Company, 50% or more of the voting stock of which is directly or indirectly owned by the Company.

         e. "Disability" means a medical condition that the Committee has determined renders a Participant unable to perform the normal duties of the Participant's position with the Company. The Committee may, in its sole discretion, obtain a medical opinion from a physician selected by the Committee before any determination of Disability is made.

         f. "Effective Date" means the date specified in Section 5.

         g. "Eligible Employee" means any key employee of the Company or a subsidiary thereof.

         h. "Participant" means an Eligible Employee designated by the Committee to participate in the Plan for a designated Performance Period.

         i. "Performance Period" means the Company's fiscal year.

     2.2 GENDER AND NUMBER. Except when otherwise indicated by context, reference to the masculine gender shall include, when used, the feminine gender and any term used in the singular shall also include the plural.

     3. ADMINISTRATION.

     3.1 AUTHORITY OF COMMITTEE. The Committee shall administer the Plan. The Committee's interpretation of the Plan and of any Awards made under the Plan shall be final and binding on all persons with an interest therein. The Committee shall have the power to establish rules to administer the Plan and to change such rules.

     3.2 INDEMNIFICATION. To the full extent permitted by law, (i) no member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any Award made under the Plan, and (ii) the members of the Committee shall be entitled to indemnification by the Company with regard to such actions.

     4. AWARDS.

     4.1 ALLOCATION OF AWARDS. Eligible Employees selected for participation will be entitled to earn an award of bonus compensation based on the attainment of certain performance goals, selected by the Committee, during Performance Periods. Prior to or within 90 days following the commencement of each Performance Period, the Committee shall select such Eligible Employees as it deems appropriate for participation in the Plan and set forth in writing the level of bonus compensation to be earned by such Participants and the performance goals to be attained during such Performance Period. The performance goals may consist of one or any combination of two or more of the following performance measures: earnings or earnings per share; earnings before income taxes; EBITDA or EBITDA per share; net earnings or net earnings per share (profit after taxes); inventory levels or inventory turnover; total net sales; total gross profit or total gross profit percentage; operating cash flow or free cash flow; accounts receivable (measured in terms of days sales outstanding); operating expenses; operating income; return on equity; pre-tax and pre-interest expense return on average invested capital, which may be expressed on a current value basis; profit before taxes or profit after taxes less the Company's cost of capital; or sales growth (gross sales or net sales). Any such goals may be new goals for every Performance Period or may consist of ongoing arrangements approved for an indefinite number of Performance Periods until changed and may relate to one or any combination of two or more of corporate, group, unit, division, affiliate or individual performance criteria. The performance goals and Award attainment levels must be objective, such that a third party having knowledge of the relevant facts could determine whether the performance goals have been achieved and the level of Award earned.

     4.2 ADJUSTMENTS. No Participant shall be entitled to receive an Award for performance during any Performance Period in excess of $2,000,000. The Committee is authorized at any time during or after a Performance Period, in its sole and absolute discretion, to reduce or eliminate an Award payable to any Participant for any reason, including changes in the position or duties of any Participant with the Company or any subsidiary of the Company during the Performance Period, whether due to any termination of employment (including death, Disability, or termination with or without cause) or otherwise. No reduction in an Award made to any Participant shall increase the amount of the Award to any other Participant.

     4.3 PAYMENT OF AWARDS. Following the completion of each Performance Period, the Committee shall certify in writing the degree to which the performance goals were attained and the Awards that have been earned by and are payable to Participants. Each Participant shall receive payment of the Participant's earned Award as soon as practicable following the determination in respect thereof made pursuant to this Section 4.3. If a Participant's employment with the Company terminates by reason of death or Disability during any Performance Period, then the Committee, in its sole discretion, may determine to pay all or a prorated portion of any Award relating to the Performance Period in which the Participant's employment terminates. Unless such a determination is made, upon a Participant's termination of employment on account of death or Disability, the Participant shall immediately cease participation in the Plan and shall not be entitled to earn an Award for such Performance Period. If a Participant's employment with the Company terminates for any reason other than death or Disability during any Performance Period, then such Participant shall immediately cease participation in the Plan and shall not be entitled to earn an Award for such Performance Period.

     5. EFFECTIVE DATE OF THE PLAN; SHAREHOLDER APPROVAL. The Plan shall become effective as of January 1, 2002; provided that the Plan is approved and ratified by the shareholders of the Company at a meeting thereof held no later than November 29, 2002. The Plan shall remain in effect until it has been terminated pursuant to Section 8. The Plan must be reapproved by the shareholders of the Company every five years in compliance with Treasury Regulation 1.162-27(e)(4)(vi).

     6. RIGHT TO TERMINATE EMPLOYMENT. Nothing in the Plan shall confer upon any Participant the right to continue in the employment of the Company or any subsidiary or affect any right which the Company or any subsidiary may have to terminate the employment of a Participant with or without cause.

     7. TAX WITHHOLDING. The Company shall have the right to withhold from payments under the Plan to a Participant or other person an amount sufficient to cover any required withholding taxes.

     8. AMENDMENT, MODIFICATION AND TERMINATION OF THE PLAN. The Board may at any time terminate, suspend or modify the Plan. Amendments are subject to approval of the shareholders of the Company only if such approval is necessary to maintain the Plan in compliance with the requirements of Section 162(m) of the Code, its successor provisions or any other applicable law or regulation. No Award may be granted during any suspension of the Plan or after its termination.

     9. UNFUNDED PLAN. The Plan shall be unfunded, and the Company shall not be required to segregate any assets for payment of any Awards under the Plan.

     10. OTHER BENEFIT AND COMPENSATION PROGRAMS. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company shall be construed as creating any limitation on the power of the Board to adopt such other incentive arrangements as it may deem necessary. Payments received by a participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement provided by the Company or any Subsidiary unless expressly so provided by such other plan, contract or arrangement, or unless the Committee expressly determines.

     11. GOVERNING LAW. To the extent that Federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of Delaware and construed accordingly.

-------------------------------------------------------------------------------
                  PROXY SOLICITED BY THE BOARD OF DIRECTORS OF
          HAMPSHIRE GROUP, LIMITED FOR SPECIAL MEETING OF STOCKHOLDERS
-------------------------------------------------------------------------------

     The undersigned Stockholder(s) of Hampshire Group, Limited (the "Company"), having received Notice of a Special Meeting of Stockholders to be held on November 21, 2002 and the Proxy Statement accompanying such Notice, hereby constitutes and appoints Ludwig Kuttner and Harvey L. Sperry and each of them, with several powers of substitution, for and in the name, place and stead of the undersigned, to attend and vote all shares of common stock of the Company, which the undersigned would be entitled to vote at the Special Meeting, to be held at 10:00 A.M on Thursday, November 21, 2002, at JPMorgan, 1411 Broadway, Floor 5 - Boardroom, New York, New York, or at any and all adjournments or postponements thereof, with all power the undersigned would possess if personally present.

-------------------------------------------------------------------------------

Proposal:  To approve the Hampshire Group, Limited, Management Incentive
Bonus Plan

      |_| For       |_| Against      |_|   Abstain

IS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

                                     Number of shares: __________

                                     Dated:  _______________, 2002

                                     Signature(s)

                                     --------------------------------------

                                     --------------------------------------

                                     Please sign exactly as name(s) appear(s)
                                     on the stock  certificate. For joint
                                     accounts, all co-owners must sign and
                                     Executor, Administrators, Trustees, etc.
                                     should so indicate when signing.
-------------------------------------------------------------------------------